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Third Amended and Restated
Salary Continuation Agreement

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THIRD AMENDED AND RESTATED
SALARY CONTINUATION AGREEMENT

THIS THIRD AMENDED AND RESTATED SALARY CONTINUATION AGREEMENT (the “Agreement”) is adopted this 21st day of April, 2009, by and between HOME FEDERAL BANK, a federally-chartered savings bank located in Nampa, Idaho (the “Bank”), and STEVEN K. EYRE (the “Executive”).

This Agreement amends and restates the prior HOME FEDERAL SAVINGS & LOAN ASSOCIATION SALARY CONTINUATION AGREEMENT between the Bank and the Executive dated December 17, 2007, (the “Prior Agreement”) and all subsequent amendments.

This Agreement is amended and restated to reflect a change in the Change in Control Benefit, herein defined, and to include certain definitional terms.

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Bank.  This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

Article 1
Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1
“Accrual Balance” means the liability that should be accrued by the Bank, under Generally Accepted Accounting Principles (“GAAP”), for the Bank’s obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 as amended by Statement of Financial Accounting Standards Number 106 and the Discount Rate.  Any one of a variety of amortization methods may be used to determine the Accrual Balance.  However, once chosen, the method must be consistently applied.

1.2	“Beneficiary” means each designated person or entity, or the estate of the deceased Executive, entitled to any benefits upon the death of the Executive pursuant to Article 4.

1.3
“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

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1.4	“Board” means the Board of Directors of the Company as from time to time constituted.

1.5	“Change in Control” means

(i)
Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company or any person (as hereinafter defined) acting on behalf of the Company as underwrite pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficiary owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(ii)
Individuals who were members of the Board on the Commencement Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Commencement Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or whose nomination for election by the Company’s stockholders was approved by the nominating committee serving under an Incumbent Board or who as appointed as a result of a change at the direction of the OTS or the FDIC, shall be considered a member of the Incumbent Board;

(iii)
The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined) acquires more than 25% of the combined voting power of the Company’s then outstanding securities; or

(iv)
The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect); provided that the term “Change in Control” shall not include an acquisition of securities by an employee benefit plan of the Bank or the Company or a change in the composition of the Board at the direction of the OTS or the FDIC.

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Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred in the event of a conversion of the Company’s mutual holding company to stock form or in connection with any reorganization or action used to effect such conversion (the “Conversion”).  Furthermore, neither the Conversion nor any transaction related to or occurring in connection therewith, shall constitute a Change in Control event.

1.6	“Change in Control Benefit” means the benefit described in Section 2.4.

1.7
“Code” means the Internal Revenue Code of 1986, as amended, and all regulations and guidance thereunder, including such regulations and guidance as may be promulgated after the Effective Date of this Agreement.

1.8	“Commencement Date” means the date the conversion of the Bank from the mutual to stock form of organization was completed.

1.9
“Company” means Home Federal Bancorp, Inc., a Federal Corporation.  Upon the effective time of the Conversion (as previously defined), the Company shall mean Home Federal Bancorp, Inc., a Maryland corporation.

1.10
“Disability” means the Executive’s suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled.  The Executive must submit proof to the Plan Administrator of the insurance carrier’s or Social Security Administration’s determination upon the request of the Plan Administrator.

1.11	“Disability Benefit” means the benefit described in Section 2.3.

1.12	“Discount Rate” means, solely for purposes of this Agreement, 7.50%.

1.13	“Early Retirement” means Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or Involuntary Termination.

1.14	“Early Retirement Benefit” means the benefit described in Section 2.2.

1.15	“Early Retirement Date” means the month, day and year in which Early Retirement occurs.

1.16	“Effective Date” means January 1, 2008.

1.17	“Final Salary” means the average of the Executive’s final thirty-six (36) months of base salary.

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1.18
“Involuntary Termination” means the Executive has been notified in writing by the Bank of a Termination of Employment before Normal Retirement Age for reasons other than due to death, Disability, Early Retirement or Termination for Cause.

1.19	“Normal Retirement Age” means the Executive’s sixty-fifth (65th) birthday.

1.20	“Normal Retirement Benefit” means the benefit described in Section 2.1.

1.21	“Plan Administrator” means the plan administrator described in Article 8.

1.22
“Plan Year” means each twelve (12) month period commencing on October 1st and ending on September 30th of each year.  The initial Plan Year shall commence on the Effective Date and end on the following September 30.

1.23
“Projected Benefit” means the annual Normal Retirement Benefit the Executive would have received under Section 2.1.1 if the Executive survived until Normal Retirement Age, assuming the Executive’s base salary increased at an annual rate of four percent (4%) from the date of death until Normal Retirement Age.

1.24
“Specified Employee” means a key employee (as defined in Section 419(i) of the Code without regard to paragraph 5 thereof) of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise, as determined by the Plan Administrator based on the twelve (12) month period ending each December 31 (the “identification period”).  If the Executive is determined to be a Specified Employee for an identification period, the Executive shall be treated as a Specified Employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of the fourth month following the close of the identification period.

1.25
“Termination for Cause “means termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company or the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the Board of Directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board of Directors the Employee has engaged in conduct described in the

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preceding sentence and specifying the particulars thereof in detail.

1.26
“Termination of Employment” means termination of the Executive’s employment with the Bank for reasons other than death or Disability.  Whether a Separation from Service has occurred is determined in accordance with the requirements of Code Section 409A based on whether the facts and circumstances indicate that the Bank and Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Bank if the Executive has been providing services to the Bank less than thirty-six (36) months).

1.27	“Vested Accrual Balance” means the following vesting schedule applied to the Accrual Balance:

Plan Year	Vested Percentage
1	10%
2	20%
3	30%
4	40%
5	50%
6	60%
7	70%
8	80%
9	90%
10+	100%

Article 2
Distributions During Lifetime

2.1
Normal Retirement Benefit.  Upon Termination of Employment on or after Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is fifty percent (50%) of Final Salary.

2.1.2
Payment of Benefit.  The Bank shall pay the annual Normal Retirement Benefit to the Executive in twelve (12) equal monthly installments commencing with the first of the month following Termination of Employment.  The annual Normal Retirement Benefit shall be paid to the Executive for a period of fifteen (15) years.

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2.2	Early Retirement Benefit. Upon Early Retirement, the Bank shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1	Amount of Benefit. The Early Retirement Benefit under this Section 2.2 is the Vested Accrual Balance as of the end of the month prior to the Early Retirement Date.

2.2.2
Payment of Benefit.  The Bank shall pay the Early Retirement Benefit to the Executive in one hundred eighty (180) equal monthly installments, crediting interest equal to the Discount Rate compounded monthly on the unpaid Vested Accrual Balance, commencing with the first of the month following Normal Retirement Age.

2.3	Disability Benefit. Upon Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1	Amount of Benefit. The Disability Benefit under this Section 2.3 is one hundred percent (100%) of the Accrual Balance as of the end of the month prior to Disability.

2.3.2
Payment of Benefit.  The Bank shall pay the Disability Benefit to the Executive in one hundred eighty (180) equal monthly installments, crediting interest equal to the Discount Rate compounded monthly on the unpaid Accrual Balance, commencing with the first of the month following Disability.

2.4
Change in Control Benefit.  Upon Involuntary Termination within twenty-four (24) months following a Change in Control, the Bank shall pay to the Executive the benefit described in this Section 2.4 (subject to Section 2.4.3) in lieu of any other benefit under this Article.

2.4.1	Amount of Benefit. The Change in Control Benefit under this Section 2.4 is one hundred percent (100%) of the Accrual Balance as of the end of the month prior to the Change in Control.

2.4.2
Payment of Benefit.  The Bank shall pay the Change in Control Benefit to the Executive in one hundred eighty (180) equal monthly installments, crediting interest equal to the Discount Rate compounded monthly on the unpaid Accrual Balance, commencing with the first of the month following Normal Retirement Age.

2.4.3	Excess Parachute Payment. Notwithstanding any other provision of this Agreement, if payments and the value of benefits received or to be received under

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this Agreement, together with any other amounts and the value of benefits received or to be received by the Executive, would cause any amount to be nondeductible by the Company or any of the Consolidated Subsidiaries for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary to as to maximize amounts and the value of benefits to be received by the Executive without causing any amount to become nondeductible pursuant to or by reason of Section 280G of the Code.  For this purpose, the term “Consolidated Subsidiaries” means any subsidiary or subsidiaries of the Company (or its successors) that are part of the affiliated group (as defined in Section 1054 of the Code, without regard to subsection (b) thereof) that includes the Bank, including but not limited to the Company.

2.5
Restriction on Timing of Distributions.  Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Termination of Employment, the provisions of this Section 2.5 shall govern all distributions hereunder.  Benefit distributions that are made due to a Termination of Employment occurring while the Executive is a Specified Employee shall not be made during the first six (6) months following Termination of Employment, rather, any distribution which would otherwise be paid to the Executive during such period shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Termination of Employment.  All subsequent distributions shall be paid in the manner specified.

2.6
Distributions Upon Income Inclusion Under Section 409A of the Code. If any amount is required to be included in income by the Executive prior to receipt due to a failure of this Agreement to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, the Executive may petition the Plan Administrator for a distribution of that portion of the Accrual Balance that is required to be included in the Executive’s income.  Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Bank shall distribute to the Executive immediately available funds in an amount equal to the portion of the Accrual Balance required to be included in income as a result of the failure of this Agreement to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, within ninety (90) days.  Such a distribution shall affect and reduce the Executive’s benefits to be paid under this Agreement.

2.7	Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)	must, for benefits distributable under Sections 2.2 and 2.4, be made at least twelve (12) months prior to the first scheduled distribution;

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(c)
must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the amendment is made.

Article 3
Distribution at Death

3.1
Death During Active Service.  If the Executive dies while in the active service of the Bank, the Bank shall pay to the Beneficiary the benefit described in this Section 3.1.  This benefit shall be paid in lieu of the benefits under Article 2, and in lieu of any other benefits under this Article.

3.1.1	Amount of Benefit. The benefit under this Section 3.1 is Projected Benefit.

3.1.2
Payment of Benefit.  The Bank shall pay the annual benefit to the Beneficiary in twelve (12) equal monthly installments commending with the first of the month following the Executive’s death.  The annual benefit shall be paid to the Beneficiary for a period of fifteen (15) years.

3.2
Death During Payment of a Benefit.  If the Executive dies after any benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3
Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive’s death.

Article 4
Beneficiaries

4.1
Beneficiary Designation.  The Executive shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Agreement upon the death of the Executive.  The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Executive participates.

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4.2
Beneficiary Designation; Change.  The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent.  The Executive’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved.  The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time.  Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled.  The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

4.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4
No Beneficiary Designation.  If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary.  If the Executive has no surviving spouse, any benefit shall be paid to the personal representative of the Executive's estate.

4.5
Facility of Payment.  If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under this Agreement for such payment amount.

Article 5
General Limitations

5.1
Suicide or Misstatement.  The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date.  In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Bank on the Executive’s life.

Article 6
Claims And Review Procedures

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6.1
Claims Procedure.  An Executive or Beneficiary (“claimant”) who has not received benefits under this Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

6.1.1
Initiation – Written Claim.  The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.  If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the claimant.

6.1.2
Timing of Plan Administrator Response.  The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim.  If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

6.1.3
Notice of Decision.  If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial.  The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of this Agreement on which the denial is based;

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)	An explanation of this Agreement’s review procedures and the time limits applicable to such procedures; and

(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial as follows:

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6.2.1
Initiation – Written Request.  To initiate the review, the claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

6.2.2
Additional Submissions – Information Access.  The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim.  The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3
Considerations on Review.  In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4
Timing of Plan Administrator Response.  The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review.  If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

6.2.5
Notice of Decision.  The Plan Administrator shall notify the claimant in writing of its decision on review.  The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of this Agreement on which the denial is based;

(c)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

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Article 7
Amendments and Termination

7.1
Amendments.  This Agreement may be amended only by a written agreement signed by the Bank and the Executive.  However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

7.2
Plan Termination Generally.  This Agreement may be terminated only by a written agreement signed by the Bank and the Executive.  The benefit hereunder shall be the Accrual Balance as of the date the Agreement is terminated.  Except as provided in Section 7.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement.  Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

7.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 7.2, if this Agreement terminates in the following circumstances:

(a)
Within thirty (30) days before or twelve (12) months after a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of this Agreement and further provided that all the Bank's arrangements which are substantially similar to this Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such termination;

(b)
Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under this Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which this Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)
Upon the Bank’s termination of this and all other plans which are substantially similar to this Agreement (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Bank does not adopt any new plans which are substantially similar to this Agreement for a minimum of five (5) years following the date of such termination;

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the Bank may distribute the Accrual Balance, determined as of the date of the termination of this Agreement, to the Executive in a lump sum subject to the above terms. This Section 7.3 shall be administered and interpreted in a manner consistent with Section 409A.

Article 8
Administration of Agreement

8.1
Plan Administrator Duties.  This Agreement shall be administered by the Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint.  The Executive may be a member of the Plan Administrator.  The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2
Agents.  In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

8.3
Binding Effect of Decisions.  The decision or action of the Plan administrator with respect to any questions arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.  No Executive or Beneficiary shall be deemed to have any rights, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

8.4
Indemnity of Plan Administrator.  The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5
Bank Information.  To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the Executive’s Final Salary, the date and circumstances of the retirement, Disability, death or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

8.6	Annual Statement. The Plan Administrator shall provide to the Executive, within ninety (90) days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

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Article 9
Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees.

9.2
No Guarantee of Employment.  This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive.  It does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4
Tax Withholding.  The Bank shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement.  The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities.

9.5	Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of the State of Idaho, except to the extent preempted by the laws of the United States of America.

9.6
Unfunded Arrangement.  The Executive and Beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement.  The benefits represent the mere promise by the Bank to pay such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors.  Any insurance on the Executive's life is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

9.7
Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement.  Upon the occurrence of such an event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor entity.

9.8
Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

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9.9
Interpretation.  Wherever the fulfillment of the intent and purpose of this Agreement requires and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10
Alternative Action.  In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement due to regulatory or other constraints, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank, provided that such alternative act does not violate Section 409A of the Code.

9.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any provision herein.

9.12
Validity.  In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

9.13
Notice.  Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the address below:

Home Federal Bank
P.O. Box 190
Nampa, ID 83653

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Executive.

9.14
Compliance with Section 409A.  This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.

EXECUTIVE:	BANK:
HOME FEDERAL BANK

____________________	By: _______________________________
Steven K. Eyre	Title: President and CEO

HOME FEDERAL BANK
Salary Continuation Agreement
Beneficiary Designation Form

{  }           New Designation
{  }           Change in Designation

I, STEVEN K. EYRE, designate the following as Beneficiary under this Agreement:

Primary: ___________________________________________________________ ___________________________________________________________	_____% _____%
Contingent: ___________________________________________________________ ___________________________________________________________	_____% _____%
Notes:
•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.
•	To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
•	To name your estate as Beneficiary, please write “Estate of [your name]”.
•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death.  I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Name:                                        _______________________________

Signature:                                _______________________________                                                                                     Date:                      _______

SPOUSAL CONSENT (Required if spouse is not named Beneficiary and Plan Administrator requests):

I consent to the beneficiary designation above, and acknowledge that if I am named Beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name:                         _______________________________

Signature:                                _______________________________                                                                                     Date:                      _________________

Received by the Plan Administrator this ________ day of ___________________, 200__

By:                        _________________________________

Title:                      _________________________________